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                          [LOGO OF PAPA JOHN'S PIZZA]

Contact:   D. Ross Davison
           Chief Financial Officer and Treasurer
           (205) 981-2823


                             FOR IMMEDIATE RELEASE
                             ---------------------


              PJ AMERICA INCREASES SHARE REPURCHASE BY $5 MILLION


Birmingham, Alabama, November 5, 1999

     PJ America, Inc. (NASDAQ: PJAM), the largest franchise of Papa John's International, Inc. announced today that its Board of Directors has approved a $5 million increase to the Company's share repurchase program. The authorization includes both open market purchases as well as private transactions. The Company currently has 5.7 million shares of common stock outstanding.

     The Company also announced today that it has nearly completed the initial $5 million repurchase program announced in 1998. Through November 5, 1999, the Company had repurchased 252,000 shares for a total of $4.5 million.

     Douglas S. Stephens, President and Chief Executive Officer, stated, "We believe that investing in the Company's common stock at current prices represents an attractive use of the Company's funds. Our goal is to improve shareholder value and maximize returns on invested capital. The Company's financial position will allow us to repurchase common stock while maintaining our growth initiatives and other strategic opportunities." As of September 26, 1999, the Company had $13.3 million in cash and marketable securities.

     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                                    - END -

                               PJ AMERICA, INC.
                 AN INDEPENDENTLY OWNED AND OPERATED FRANCHISE
  2300 RESOURCE DRIVE . BIRMINGHAM, AL 35242 . P.O. BOX 380366 . BIRMINGHAM,
                                 AL 35238-0366
                      (205) 981-2800 . FAX (205) 981-2888